Exhibit 10.40

OPTION AGREEMENT

(Alpine Valley)

BETWEEN

PEAK RESORTS, INC.,

a Missouri corporation

AND

SYCAMORE LAKE, INC.,

an Ohio corporation

as SELLERS

AND

EPT SKI PROPERTIES, INC.,

a Delaware corporation,

as PURCHASER

For the Option to Purchase:

Alpine Village

November 19, 2012

Timothy Laycock, Esq.	David L. Jones
Stinson Morrison Hecker LLP	Helfrey, Neiers & Jones, P.C.
1201 Walnut Street, Suite 2600	120 South Central Avenue, Suite 1500
Kansas City, Missouri 64106-2150	St. Louis, Missouri 63105
Telephone: (816) 691-3179	Telephone: (314) 725-9100
Facsimile: (816) 412-1239	Facsimile: (314) 725-5754

Counsel to Purchaser	Counsel to Seller

i

ARTICLE X. DEFAULT AND REMEDIES		21
10.1	Seller’s Default; Purchaser’s Remedies	21
10.2	Purchaser’s Default; Seller’s Remedies	21

ARTICLE XI. MISCELLANEOUS
11.1	Survival	22
11.2	Right of Assignment	22
11.3	Notices	22
11.4	Entire Agreement; Modifications	23
11.5	Applicable Law	23
11.6	Captions	23
11.7	Binding Effect	23
11.8	Time is of the Essence	24
11.9	Waiver of Conditions	24
11.10	Confidentiality	24
11.11	Attorneys’ Fees	24
11.12	Remedies Cumulative	24
11.13	Terminology	24
11.14	Estoppel	24
11.15	Joint Preparation	25
11.16	Counterparts	25
11.17	Non-Assignable Agreement	25
11.18	Rule Against Perpetuities Savings Clause	25
11.19	Waiver of Jury Trial	26

EXHIBITS:

Exhibit A – Legal Description of the Property
Exhibit B – Bill of Sale
Exhibit C – Certificate of Non-Foreign Status
Exhibit D – Closing Certificate
Exhibit E – Form of Surveyor’s Certificate

ii

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made and entered into as of the Effective Date by and between PEAK RESORTS, INC., a Missouri corporation (“Peak”) and SYCAMORE LAKE, INC., an Ohio corporation (“Sycamore”, and together with Peak, “Seller”), and EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”). Seller and Purchaser are sometimes collectively referred to herein as the “Parties”, and each of the Parties is sometimes singularly referred to herein as a “Party.”

WHEREAS, reference is made to the Property identified on Exhibit A, a ski resort located in Chesterland, Geagua County, Ohio, known as “Alpine Village”.

WHEREAS, Alpine Village is owned by Sycamore Lake, Inc.

WHEREAS, Contemporaneously with the execution of this Agreement, the Parties have entered into a Loan Agreement, whereby Purchaser has agreed to make a loan to Seller in an amount not to exceed Five Million Fifty Thousand and No/100 Dollars ($5,050,000.00) (the “Loan”). The Loan is evidenced by a certain Promissory Note, dated of even date herewith, made by Seller, as Maker, to Purchaser, as Holder.

WHEREAS, Seller desires to grant to Purchaser, subject to the terms and conditions hereinafter set forth, an option to purchase the Property.

NOW, THEREFORE, in consideration of the sum of One Hundred and No/100 Dollars ($100.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

As used herein (including any Exhibits attached hereto), the following terms shall have the meanings indicated:

“Applicable Notices” shall mean any reports, notices of violation, or notices of compliance issued in connection with any Permits.

“Bill of Sale” shall mean a bill or bills of sale in substantially the same form as Exhibit B, attached hereto and made a part hereof, and sufficient to transfer to Purchaser all Personal Property.

“Business Agreements” shall mean any leases, contract rights, rights as a lender under loan agreements or mortgagee under mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Property, to the extent the same are assignable by Seller.

“Business Day(s)” shall mean calendar days other than Saturdays, Sundays and days on which banking institutions in the City of New York are authorized by law to close.

“Certificate of Non-Foreign Status” shall mean a certificate or certificates dated as of the Closing Date, addressed to Purchaser and duly executed by Seller, in substantially the same form as Exhibit C, attached hereto and made a part hereof.

“Claim” shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

“Closing” shall mean the consummation of the sale and purchase of the Property as to which Purchaser has exercised the Option provided for herein, to be held at the offices of the Title Company, or such other place as the Parties may mutually agree.

“Closing Certificate” shall mean a certificate or certificates in substantially the same form as Exhibit D, attached hereto and made a part hereof, wherein Seller and Purchaser, respectively, shall represent that the representations and warranties of Seller and Purchaser, respectively, contained in this Agreement are true and correct in all material respects as of the Closing Date, as if made on and as of the Closing Date.

“Closing Date” shall mean the twentieth (20th) day after the Review Period, or if such date is not a Business Day, then the next Business Day following such date; provided however, that the Closing Date may be such later or earlier date as is mutually agreed upon in writing by the applicable Seller and Purchaser, or such earlier date as Purchaser shall determine by giving five (5) days prior written notice to the applicable Seller.

“Deed” shall mean the general warranty deed, grant deed, or equivalent in form approved by Purchaser, executed by the applicable Seller, as grantor, in favor of Purchaser, as grantee, conveying to Purchaser the Property or applicable Parcel(s) as to which Purchaser has exercised the Option, subject only to the Permitted Exceptions.

“Due Diligence Materials” shall mean the information to be provided by Seller to Purchaser pursuant to the provisions of Section 5.1 hereof.

“Effective Date” shall mean November 19, 2012.

“Engineering Documents” shall mean all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect’s reports or certificates, feasibility studies, appraisals, and other similar plans and studies in the possession or control of Seller that relate to the Real Property or the Personal Property. Without limiting the generality of the foregoing, Engineering Documents shall include any plans and specifications applicable to the Property.

“EPT” shall mean Entertainment Properties Trust, a Maryland investment trust.

“Environmental Report” shall mean a Phase I environmental survey and assessment in conformance with ASTM standards, dated no earlier than six (6) months prior to the Effective Date, and updated upon exercise of the Option with respect to the Property, prepared by a firm of licensed engineers, familiar with the identification of toxic and hazardous substances, reasonably acceptable to Purchaser, together with responses or further evaluations, investigations and assessments as deemed necessary by Purchaser in response to the results or findings of such Phase I environmental survey and assessment or the Investigations.

“Exception Documents” shall mean true, correct and legible copies of each document listed as an exception to title in the Title Commitment.

“Fixtures” shall mean all equipment, lifts, vertical transportation equipment, snow generation equipment, water lines, machinery, fixtures, sheds, waterslides and amusement rides (and all components thereof), and other items of real and/or personal property, including all components thereof, now or on the Closing Date located in, on or used in connection with, and permanently affixed to or incorporated into, the Real Property or the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the definition of Personal Property.

“Hazardous Materials” shall mean (a) “hazardous substances” or “toxic substances” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq., or by the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., all as now and hereafter amended; (b) “hazardous wastes,” as that term is defined by the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6902 et seq., as now and hereafter amended; (c) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances with the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substances or materials, all as now and hereafter amended; (d) petroleum including crude oil or any fraction thereof; (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011 et seq., as now and hereafter amended; (f) asbestos in any form or condition; and (g) polychlorinated biphenyl (“PCBs”) or substances or compounds containing PCBs.

“Hazardous Materials Law” shall mean any local, state or federal law relating to environmental conditions or industrial hygiene, including, without limitation, RCRA, CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Waste Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking water Act, and all similar federal, state and local environmental statutes and ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

“Improvements” shall mean all buildings, improvements, structures and fixtures now or on the Closing Date located on the Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called “infrastructure” improvements.

“Initial Interest Rate” is the initial rate of interest being charged under the Note, which is ten percent (10.00%).

“Intangible Property” shall mean all Permits, Business Agreements and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with the Property, including all water rights and reservations, rights to use the trade name applicable to the Property, described on Exhibit A hereof, and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, “Intangible Property” shall not include the general corporate trademarks, tradenames except as set forth above, service marks, logos or insignia or the books and records of Seller, Seller’s accounts receivable and Seller’ business and operating licenses for the facilities on the Real Property.

“Knowledge” shall mean actual knowledge of Seller or Purchaser, as the case may be, at the time the representation is made or deemed to have been made with no affirmative duty of inquiry or investigation.

“Land” shall mean the real property as legally described on Exhibit A, attached hereto and made a part hereof, and any substitutions therefor, together with all of Seller’s rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereunto belonging, and Seller’s right, title and interest in and to any easements, right-of-way, rights of ingress or egress or other interests in, on or under any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

“Laws” shall mean all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety and disabled or handicapped persons.

“Loan” shall mean the loan from Purchaser to Seller and its affiliates in the amount of up to Five Million Fifty Thousand and No/100 Dollars ($5,050,000.00) evidenced by a certain Loan Agreement, Note, and other Loan Documents dated November 19, 2012, which Loan is secured by, among other things, first priority mortgage liens on the Property.

“Loan Documents” shall mean the Loan Agreement, the Note, the Mortgage (as defined in the Loan Agreement), and other documents securing, evidencing, or otherwise relating to the Loan.

“Material” and “materially” shall mean a condition, noncompliance, defect or other fact which would: (a) cost, with respect to the Property, in the aggregate, in excess of Seventy-Five Thousand and No/100 Dollars ($75,000.00) and, with respect to any single detect or fact, would cost, with respect to the Properties, in excess of Twenty-Five Thousand and No/100

Dollars ($25,000.00), to correct or repair; or (b) which would result in a loss to Purchaser or a reduction in the value of such Property in excess of Seventy-Five Thousand and No/100 Dollars ($75,000.00) and, with respect to any single defect or fact, would, with respect to the Properties, result in a loss to Purchaser or a reduction in the value of the Properties in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

“Note” shall mean that certain Promissory Note of even date herewith, evidencing the Loan.

“Option” shall mean the Purchaser’s right and option to purchase the Property pursuant to Article II of this Agreement.

“Option Date” shall mean, with respect to the Property, the date that Purchaser delivers an Option Notice to Seller with respect to such Parcel(s).

“Option Notice” is defined in Section 2.2, below.

“Permits” shall mean all permits, licenses (but excluding Seller’s business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and non-governmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property, to the extent the same are assignable by Seller. As used herein, “quasi-governmental” shall include the providers of all utility services to the Property.

“Permitted Exceptions” shall mean those title exceptions which have been approved in writing by Purchaser, or are deemed to have been approved by Purchaser upon the expiration of the applicable Review Period.

“Personal Property” shall mean all Intangible Property, Warranties, and Engineering Documents, and all those items of tangible personal property, or equal or better replacements therefor, other than the Fixtures, now or on the applicable Closing Date owned by Seller and located on or about the applicable Land or Improvements or used in connection with the operation thereof (specifically excluding personal property owned by employees of seller).

“Property” shall mean, collectively, the Real Property, the Personal Property and any substitutions therefor.

“Purchase Price” shall mean the purchase price for the Property, as determined in Section 2.3, below.

“Real Property” shall mean the Land, the Improvements, and the Fixtures.

“Review Period” shall mean Purchaser has exercised the Option, a period commencing on the Option Date and ending on the thirtieth (30th) day after the last to be received of the Due Diligence Materials and written notice from Seller that all Due Diligence Materials have been delivered.

“Search Reports” shall mean reports of searches made of the Uniform Commercial Code Records of the County in which the Property is located, and of the office of the Secretary of State of the State in which the Property is located and in the State in which the principal office of Seller is located, which searches shall reflect that the Property is encumbered by liens or security interests which will remain on such Property after the applicable Closing. The Search Reports shall be updated, at Seller’s expense, at or within ten (10) days prior to the applicable Closing.

“Seller’s Operating and Service Agreements” shall mean all management, service and operating agreements and contracts entered into by Seller with respect to the Property or any Parcel(s) thereof, including, but not limited to, agreements and contracts relating to maintenance and repair at the Property, refuse service agreements, pest control service agreements, landscaping agreements, parking lot maintenance agreements, and snow removal contracts.

“Survey” shall mean a current ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located, or on Express Map, reasonably acceptable to Purchaser, which shall, if applicable: (a) include a narrative legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and gross square feet (to the nearest one-thousandth of said respective measurement); (b) accurately show the location on the Land of all improvements (dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Land), building and set-back lines, if available, parking spaces (including number of spaces), fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) accurately show the location of encroachments, if any, upon adjoining property, or from adjoining property, upon the Land; (d) state the zoning classification of the Land; (e) be certified as of the date of the Survey to Seller, Purchaser, the Title Company, and any third-party lender designated by Purchaser; (f) legibly identify any and all recorded matters shown on said Survey by appropriate volume and page recording references; (g) show the location and names of all adjoining streets and the distance to the nearest streets intersecting the streets that adjoin the Land; (h) be satisfactory to (and updated from time to time as may be required by) the Title Company so as to permit it to delete the standard exception for survey matters and replace it with an exception for the matters shown on the Survey; and (i) include a written Surveyor’s Certification in substantially the same form as set forth on Exhibit E, attached hereto.

“Title Commitment” shall mean a current commitment or current commitments issued by the Title Company to Purchaser pursuant to the terms of which the Title Company shall commit to issue the Title Policy covering the Property to Purchaser in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

“Title Company” shall mean a title company selected by Purchaser.

“Title Policy” shall mean an ALTA Extended Coverage Owner’s Policy (or policies) of Title Insurance (2006 unmodified form, where issuable), or comparable state promulgated policies, with liability in the aggregate amount of the Purchase Price, dated as of the applicable Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property subject to the exercise of the Option, in Purchaser, subject only to the Permitted Exceptions, with the following modifications: (a) the standard exceptions shall be deleted; (b) the exception for survey matters and mechanic’s liens shall be deleted and replaced by an exception for the matters shown on the Survey; (c) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (d) any exception as to parties in possession shall be limited to rights of Tenant in possession, as lessee only, pursuant to the Lease; (e) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information); and (f) the Title Policy shall include the following endorsements: Access; Zoning 3.1; Comprehensive; Location of Land; Same as Survey; Tax Parcel; Subdivision; and any other such endorsements as Purchaser shall reasonably require.

“Warranties” shall mean all warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, including all warranties and guaranties of the Improvements and Personal Property by general contractors, subcontractors, suppliers and manufacturers which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller.

ARTICLE II.

OPTION TO PURCHASE

2.1                               Grant of Option. Seller hereby grants to Purchaser, subject to the terms and conditions hereinafter set forth, the right and option to purchase the Property in accordance with Sections 2.2 and 2.3, below.

2.2                               Option Term; Manner of Exercise. The Option may be exercised by Purchaser on the Maturity Date of the Note, or, if applicable, the date on which Seller accelerates the Loan upon an Event of Default by Seller under the Loan Documents. Purchaser shall exercise the Option by delivering written notice to Seller identifying the Closing Date (the “Option Notice”). Upon exercise of the Option by Purchaser, this Agreement shall immediately operate as a real estate sale contract on the terms herein set forth.

2.3                               Purchase Price. The Purchase Price for the Property shall be the outstanding balance of the Loan on the Closing Date.

2.4                               Option Consideration. Concurrently herewith, Purchaser has paid to Seller the sum of One Hundred and No/100 Dollars ($100.00) for and in consideration of the granting of the Option, which consideration is non-refundable and independent of the Purchase Price.

ARTICLE III.

SALE

3.1                               Agreement to Sell and Purchase Property. Upon the exercise of the Option on the Property, subject to the performance by the Parties of the terms and provisions of this Agreement, Seller shall grant, bargain, sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, the Property, for the Purchase Price therefor, and subject to the terms and conditions of this Agreement.

ARTICLE IV.

PURCHASE PRICE

4.1                               Payment of Purchase Price. The Purchaser shall pay Seller the Purchase Price for the Property being purchased by wire transfer or cashier’s check in immediately available funds at Closing, adjusted at Closing for prorations, closing costs and other customary expenses. On or before the Closing, the Parties may agree on an allocation of the Purchase Price as between the Land and the Improvements for the Property.

ARTICLE V.

ITEMS TO BE FURNISHED TO PURCHASER BY SELLER

5.1                               Due Diligence Materials. Seller shall deliver to Purchaser, at Purchaser’s address, for its review and/or copying, the following items:

(a)                                 True, correct, complete and legible copies of, any leases affecting the Property and all Business Agreements, Warranties, Permits, Applicable Notices, Engineering Documents and Seller’s Operating and Service Agreements (the terms Business Agreements, Warranties, Permits, and Engineering Documents shall include all agreements, documents and instruments otherwise included within such definitions, whether or not the same are assignable by Seller);

(b)                                 True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and the two prior calendar years, if available;

(c)                                  True, correct, complete and legible listing of all Fixtures and Personal Property, including a current depreciation schedule;

(d)                                 True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to the Property or certificates setting forth all coverages and deductibles with respect thereto, it any;

(e)                                  True, correct, complete and legible copies of all instruments evidencing, governing, or securing the payment of any loans secured by the Property or related thereto;

(f)                                   True, correct, complete and legible copies of any and all environmental studies or impact reports relating to the Property, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated by Hazardous Materials and whether the Property is in compliance with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable);

(g)                                  True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might materially affect the Property or the use and operation of the Property, together with summaries and such other more detailed information as Purchaser may reasonably request with respect to any other pending litigation or claim the outcome of which might materially affect Seller or materially affect the Property.

(h)                                 The Title Commitment, Exception Documents, Survey, Environmental Report, Site Plan and Search Reports within ten (10) days after the Option Date.

(i)                                     True, correct, complete and legible copies of any and an operating statements for the Property and such other records of the business, financial condition and operation of the Property as Purchaser, in its sole discretion, deems necessary or appropriate.

Seller shall give Purchaser written notice at such time as all deliveries required by this Section 5.1 have been completed.

5.2                               Due Diligence Review. During the Review Period, Purchaser shall have the right and opportunity to review the Due Diligence Materials delivered or made available by Seller to Purchaser pursuant to the provisions of Section 5.1 above. By consummating the sale and purchase provided herein at Closing, Purchaser shall be deemed to have accepted and approved the Due Diligence Materials with respect to the applicable Parcel(s) of Property purchased at the Closing, and to have accepted all exceptions to title referenced in the Title Commitment, and all matters shown on the Survey, with respect to the Property purchased at the Closing. Such accepted title exceptions and survey matters shall be included in the term “Permitted Exceptions” as used herein.

5.3                               Investigations. During the Review Period, Purchaser and its agents and designees shall, upon reasonable notice to Seller, have the right and opportunity to examine the Property for the purpose of inspecting the same and making tests, inquiries and examinations (collectively the “Investigations”). During the Review Period, Purchaser and its accountants, agents and designees shall have the right and opportunity of access to such books, records and documents of Seller relating to the Property as may be necessary for the purpose of examining the same, and Seller shall cause its directors, employees, accountants, and other agents and representatives to cooperate fully with Purchaser in connection with such examinations.

5.4                               Restoration After Investigations. Purchaser agrees, at its sole expense, to cause the Real Property and the Personal Property to be restored to substantially the same condition it was in prior to such entry. In addition, Purchaser agrees to indemnify, defend and hold Seller, its successors and assigns harmless for, from and against and to reimburse Seller with respect to all claims for bodily injury, personal injury or property damage, as well as any professional services lien, which may be asserted by reason of the activities of Purchaser or its agents or designees during the Investigations. The foregoing indemnity shall survive the Closing and/or any termination of this Agreement and shall not operate as, or be deemed to be, an indemnification against any claim arising as a result of any condition or matter discovered as a result of the Investigations.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

6.1                               Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to purchase the Property, Seller represents and warrants to Purchaser as follows (to the extent applicable to the Property and as the context requires considering the physical character, current status of development and Seller’s current use of the Property):

(a)                                 Seller has and at the applicable Closing will have, and will convey, transfer and assign to Purchaser, good, indefeasible and insurable right and fee simple title to the Property, free and clear of any deeds of trust, mortgages, liens, encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments, claims and any other matters affecting title or use of the Property, except the Permitted Exceptions.

(b)                                 Seller has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to convey the Property fully and completely to Purchaser at the applicable Closing of the Property. Seller is a corporation duly organized, validly existing and in good standing under the laws of the applicable state of its incorporation and where it does business. The consummation of the transactions contemplated herein does not require the further approval of Seller’s shareholders, directors, partners, members or any third party. The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, Seller’s bylaws, operating agreement or certificate or articles of incorporation or organization, any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound; and does not constitute a violation of any Laws, order, rule or regulation applicable to Seller or any portion of the Property of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property. Notwithstanding the preceding sentence, Seller represents that at Closing, Seller’s lender or lenders shall release any and all liens encumbering any or all of the Property.

(c)                                  There are no adverse parties in possession of the Property, or of any part thereof. Seller has not granted to any party any license, lease or other right relating to the use or possession of the Property.

(d)                                 No written notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such written notice will have been received which shall not have been cured. No written notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

(e)                                  Seller has no Knowledge of any pending or contemplated condemnation, eminent domain, assessment or similar proceeding or charge affecting the Property or any portion thereof, nor has received any written notice that any such proceeding or charge is contemplated.

(f)                                   All Improvements (including all utilities) have been, or as of the Closing will be, substantially completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable and are transferable to Purchaser without additional cost. Permanent certificates of occupancy, all licenses, Permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been, or as of the Closing will be, issued for the Improvements and for all operations conducted thereon, and, as of the Closing, where required, all of the same will be in full force and effect. The Improvements, as designed and constructed, substantially comply or will substantially comply with all statutes, restrictions, regulations and ordinances applicable thereto, including, but not limited to, the Americans with Disabilities Act (the “ADA”), and Section 504 of the Rehabilitation Act of 1973 (“Section 504”), as applicable.

(g)                                  The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land are adequate to serve the current and contemplated utility needs of the Property. All utilities required for the operation of the Improvements enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will, upon consummation of the transactions contemplated herein, inure to the benefit of Purchaser. All approvals, licenses and permits required for said utilities have been obtained and are in full force and effect. All of said utilities are installed and operating, or will be, and all installation and connection charges have been or will be paid in full as of the Closing.

(h)                                 The location, construction, occupancy, operation and use of the Property (including any Improvements) does not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, the ADA and Section 504, as applicable.

(i)                                     There are not any structural defects in any of the buildings or other Improvements constituting the Property. The Improvements, all heating, electrical, plumbing and drainage at, or servicing, the Property and all facilities and equipment relating thereto are and, as of the Closing, will be in good condition and working order and adequate in quantity and quality for the normal operation of the Property. No part of the Property has been destroyed or damaged by fire or other casualty. There are no unsatisfied written requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any lender, insurance provider or governmental authority.

(j)                                    No work has been performed or is in progress at the Property, and no materials will have been delivered to the Property that might provide the basis for a mechanic’s, materialmen’s or other lien against the Property or any portion thereof, and all amounts due for such work and material shall have been paid and all discharged to Purchaser’s satisfaction as of the Closing.

(k)                                 There exist no service contracts, management or other agreements applicable to the Property to which Seller is a party or otherwise known to Seller which are not otherwise terminable by Seller upon thirty (30) days notice.

(1)                                 Seller is not in default in any manner which would result in a material adverse effect on Seller or the Property under the Lease, the Business Agreements, or Seller’s Operating and Service Agreements or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof, and, to Seller’s Knowledge no other party to any of the foregoing is in material default thereunder.

(m)                             There are no actions, suits or proceedings pending or, to Seller’s Knowledge, threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership or operation of the Property, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality. All judicial proceedings concerning the Property will be finally dismissed and terminated prior to Closing, excluding lawsuits in which Seller is involved in its ordinary course of business. Seller hereby covenants and agrees to indemnify and hold Purchaser harmless from and against any and all Claims (including reasonable attorneys’ fees) arising out of or relating to any lawsuits or other proceedings in which Seller is involved which lawsuits involve or relate to the Property.

(n)                                 The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements); and all approvals necessary therefor have been obtained. No fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

(o)                                 There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or, to Seller’s Knowledge, pending or threatened against Seller or the Property.

(p)                                 No Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property by Seller or to Seller’s Knowledge by any third party. No activity has been undertaken on the Property by Seller or, to Seller’s Knowledge, by any third party which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA, or any Hazardous Materials Law, (ii) a release or threatened release of Hazardous Materials from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any Hazardous Materials Law or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law. No activity has been undertaken with respect to the Property by Seller or, to Seller’s Knowledge, any third party which would cause a violation or support a claim under RCRA, CERCLA, SARA or any other Hazardous Materials Law. No investigation, administrative order litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Property, nor, to Seller’s Knowledge, is any of the foregoing threatened. No written notice has been received by Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources. Seller has not obtained and, to Seller’s Knowledge, is not required to obtain, and Seller has no Knowledge of any reason Purchaser will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Hazardous Materials Law.

(q)                                 The Property includes all items of property, tangible and intangible, currently used by Seller in connection with the operation of the Property, Seller’s Operating and Service Agreements, and property expressly excluded from the definition of Property, and the exclusion of such items from the Property to be conveyed to Purchaser will not have any material adverse affect upon Purchaser’s ownership or leasing of such Property following the Closing.

(r)                                    Seller has not failed to disclose anything of a material nature with respect to the Due Diligence Materials.

All of the foregoing representations and warranties of Seller shall be deemed remade at the Closing unless Seller discovers information that makes any such representation or warranty untrue, and Seller provides such information in writing to Purchaser prior to the expiration of the Review Period.

6.2                               Seller Indemnification. Seller hereby agrees to indemnity and defend, at its sole cost and expense, and hold Purchaser, its successors and assigns, harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) actually incurred of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Purchaser at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of Seller set forth in this Agreement or any breach by Seller of any of its covenants and agreements set forth in this Agreement; (b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller pursuant to Section 6.1 or any other part of this Agreement; or (c) the ownership, construction, occupancy, operation, use and maintenance by Seller or its agents of the Property prior to the Closing Date. This indemnity applies, without limitation, to the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence. The provisions of this Article shall survive the Closing and shall continue thereafter in full force and effect for the benefit of Purchaser, its successors and assigns for the period set forth in Section 11.1. Notwithstanding any provision of this Agreement to the contrary, Purchaser may exercise any right or remedy Purchaser may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligations required by this Section 6.2.

6.3                               Covenants and Agreements of Seller. Seller covenants and agrees with Purchaser, from the Effective Date until the Closing with respect to the Property or the expiration or earlier termination of this Agreement:

(a)                                 Seller shall: (i) operate the Property in the ordinary course of Seller’s business and in substantially the same manner as currently operated; and (ii) fully maintain and repair the Improvements, the Fixtures, and the Personal Property in good condition and repair.

(b)                                 Seller shall maintain in full force and effect fire and extended coverage insurance insuring the Property at its full replacement value and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in commercially reasonable amounts.

(c)                                  Seller shall pay when due all bills and expenses of the Property. Seller shall not enter into or assume any new Business Agreements with regard to the Property, without the prior written consent of Purchaser, other than those entered into in the normal course of business.

(d)                                 Seller shall not create or permit to be created any liens, easements or other conditions affecting any portion of the Property or the uses thereof, without the prior written consent of Purchaser. No such lien, easement or other condition affecting the Property which Seller creates or permits to be created shall be or constitute a Permitted Exception until (i) such lien, easement or other condition affecting the Property has been disclosed to Purchaser in writing prior to Closing, (ii) a true and correct copy of all documents or instruments creating, evidencing, affecting or relating to such lien, easement or other condition affecting the Property has been provided to Purchaser prior to Closing, and (iii) Purchaser has determined to proceed with Closing and accept such lien, easement or other condition affecting the Property as a Permitted Exception.

(e)                                  Seller will pay, as and when due, all interest and principal and all other charges payable under any indebtedness of Seller secured by the Property, including the Loan, from the date hereof until Closing, and will not suffer or permit any default or, amend or modify the documents evidencing or securing any such secured indebtedness without the prior consent of Purchaser.

(f)                                   Seller will give to Purchaser, its attorneys, accountants and other representatives, during normal business hours and as often as may be reasonably requested, access to all books, records and files relating to the Property so long as the same does not unreasonably interfere with Seller’s business operations.

(g)                                  Seller will not amend or modify the terms of any Business Agreement without the prior written consent of Purchaser.

(h)                                 Seller shall not remove, nor permit any other person to remove, any Personal Property or Fixtures from the Land or Improvements without replacing same with substantially similar items of equal or greater value and repairing the damage, if any, to the Property as a result of such removal.

(i)                                     During the pendency of this Agreement, Seller, its members, shareholders, and agents shall not negotiate the sale or other disposition of any or all of the Property with any person or entity other than Purchaser, and shall not take any steps to initiate, consummate or document the sale or other disposition of any or all of the Property.

(j)                                    Prior to the Closing Date, Seller agrees to notify Purchaser in writing within three (3) Business Days of any offer received by delivered to or communicated to Seller for the purchase, sale, acquisition or other disposition of any or all of the Property.

(k)                                 Seller shall provide such information as may be reasonably required in connection with any equity offering or financing by Purchaser, including, but not limited to, financial statements, summary financial information, operating statements regarding the Property and other information concerning Seller. Notwithstanding the foregoing, Purchaser agrees that to the extent that any such information requested of Seller is non-public information, Purchaser will not disclose such information without the consent of Seller, which consent will not be unreasonably withheld conditioned or delayed.

6.4                               Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller as follows:

(a)                                 Purchaser has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from Seller at Closing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The consummation of the transactions contemplated herein does not require the further approval of Purchaser’s shareholders, members, or any third party, except such third party approvals as Purchaser has obtained or will obtain prior to the Closing Date.

(b)                                 The execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party; and does not, and at the Closing will not, constitute a violation of any Laws, order, rule or regulation applicable to Purchaser of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Purchaser.

(c)                                  There are no actions, suits or proceedings pending, or to the actual Knowledge of Purchaser, threatened, before or by any judicial body or any governmental authority, against Purchaser which would affect in any material respect Purchaser’s ability to proceed with the transaction contemplated by this Agreement.

6.5                               Survival. Each of the representations, warranties and covenants contained in this Article VI is intended for the benefit of Seller or Purchaser, as the case may be. Each of said representations, warranties and covenants shall survive the Closing. No investigation, audit, inspection, review or the like conducted by or on behalf of the party receiving such representations, warranties or covenants shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that such party has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to execute this Agreement and to close the transaction contemplated hereby.

ARTICLE VII.

CONDITIONS TO OBLIGATIONS

7.1                               Conditions to the Purchaser’s Obligations. The obligations of Purchaser to purchase the Property from Seller and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to such Property or Parcel(s) thereof (or such other time period specified below), of each of the following conditions:

(a)                                 All of the representations and warranties of Seller set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Seller shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D, updating such representations and warranties.

(b)                                 Seller shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

(c)                                  Seller shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

(d)                                 No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Seller or the Property.

(e)                                  No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of the Sellers of the Property.

(f)                                   Neither the Property nor any part thereof or interest therein shall have been taken by execution or other process of law in any action prior to Closing, nor shall any action or proceeding seeking any such taking be pending.

(g)                                  Purchaser shall have completed its Investigations of the physical condition of the Property by agents or contractors selected by Purchaser and, in its sole discretion, shall have determined the results of such Investigations to be satisfactory or shall be deemed to have waived the Investigations by the expiration of the Review Period.

(h)                                 Purchaser shall have received, in form reasonably acceptable to Purchaser and at Seller’s expense, an engineering report that evidences compliance by the Property with all building codes, zoning ordinances and other governmental entitlements (including, without limitation, the ADA) as necessary for the operation of the Property for the current and intended use, including, without limitation, certificates of occupancy (or evidence of the existence thereof) and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for its current and intended use.

(i)                                     All necessary approvals, consents and the like to the validity and effectiveness of the transactions contemplated hereby have been obtained. Purchaser has reviewed the Due Diligence Materials and, in its sole discretion, shall have determined the results of such review of the Due Diligence Materials to be satisfactory.

(i)                                     No portion of the Property shall have been destroyed by fire or casualty.

(k)                                 No condemnation, eminent domain or similar proceedings shall have been commenced or threatened in writing with respect to any portion of the Property.

7.2                               Failure of Conditions to Purchaser’s Obligations. In the event any one or more of the conditions to Purchaser’s obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing of the Property, Purchaser, at Purchaser’s option, shall be entitled to: (a) terminate this Agreement with regard to the Property by giving written notice thereof to Seller, whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser and Purchaser shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder. Notwithstanding the foregoing, to the extent that Purchaser shall elect not to proceed to Closing hereunder with respect to the Property, Purchaser will deliver and/or destroy all of the Due Diligence Materials regarding the Property, at the direction of Seller.

7.3                               Conditions to the Seller’s Obligations. The obligations of Seller to sell the Property to Purchaser and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to the Property (or such other time period specified below), of each of the following conditions:

(a)                                 All of the representations and warranties of Purchaser set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects.

(b)                                 Purchaser shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of the Closing.

(c)                                  Purchaser shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

7.4                               Failure of Conditions to Sellers Obligations. In the event any one or more of the conditions to Seller’s obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Seller, at Seller’s option, shall be entitled to: (a) terminate this Agreement with respect to the Property by giving written notice thereof to Purchaser, whereupon all moneys, if any, which have been delivered by Seller to Purchaser or the Title Company shall be immediately refunded to Seller and Seller shall have no further obligations or liabilities hereunder; or (b) proceed to Closing hereunder.

ARTICLE VIII.

PROVISIONS WITH RESPECT TO THE CLOSING

8.1                               Seller’s Closing Obligations. At the Closing, with respect to the property, Seller shall furnish and deliver to the Purchaser, at Seller’s expense, the following:

(a)                                 The Deed, Title Policy (or the Title Commitment or pro forma policy marked-up and initialed by the Title Company), Bill of Sale, Certificate of Non-Foreign Status, Closing Certificate, and each document being duly executed and acknowledged by Seller and in recordable form, where appropriate, in the state and county in which the Property is located, and acceptable to Purchaser.

(b)                                 Certificates of casualty and fire insurance for the Property, and satisfactory evidence of all other insurance coverages, to the extent that such insurance coverages are being assigned to Purchaser, showing Purchaser as the assignee thereof.

(c)                                  Search Reports, dated not more than ten (10) days prior to Closing, evidencing no UCC-1 Financing Statements or other filings in the name of Seller with respect to the Property, which will remain on the Property, subject to the exercise of the Option after the Closing, or an indemnification in form reasonably acceptable to Seller and Purchaser, with respect to any such UCC-1 Financing Statements or other filings.

(d)                                 Such affidavits or letters of indemnity from Seller as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for unfilled mechanic’s, materialman’s or similar liens and rights of parties in possession (other than Tenant under the Lease).

(e)                                  Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, county or municipal agency having jurisdiction over the Property subject to the exercise of the Option, or the transactions contemplated hereby.

(f)                                   Such instruments or documents as are necessary, or reasonably required by Purchaser or the Title Company, to evidence the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the purchase, sale and lease transaction contemplated hereby.

(g)                                  Such other documents as are reasonably required by Purchaser to carry out the terms and provisions of this Agreement.

(h)                                 All necessary approvals, consents, certificates to the validity and effectiveness of the transactions contemplated hereby.

(i)                                     The estoppel certificates required by Purchaser pursuant to Section 6.1 hereof.

(j)                                    Attornment agreements, estoppel certificates and agreements subordinating the Lease to liens of Purchaser’s lenders as are required by the terms and conditions of this Agreement.

(k)                                 Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Assignment and Assumption Agreement (if applicable) by any state, county or municipal agency having jurisdiction over the Property or the transactions contemplated hereby.

8.2                               Purchaser’s Closing Obligations. At the Closing with respect to the Property, Purchaser shall furnish and deliver to Seller, at Purchaser’s expense, the following:

(a)                                 Federal Reserve, wire transfer funds or other immediately available collected funds payable to the order of Seller representing the Purchase Price due in accordance with Section 2 3 hereof.

(b)                                 The Closing Certificate duly executed and acknowledged by Purchaser.

(c)                                  Such instruments or documents as are necessary, or reasonably required by Seller or the Title Company, to evidence the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase, sale and lease transaction contemplated hereby.

(d)                                 Such other documents as are reasonably required by Seller to carry out the terms and provisions of this Agreement.

(e)                                  All necessary approvals, consents, certificates and the like to the validity and effectiveness of the transaction contemplated hereby, including, but not limited to, Purchaser’s board of directors.

ARTICLE IX.

EXPENSES OF CLOSING

9.1                               Adjustments.

(a)                                 Except as otherwise specifically provided in Section 9.1(b) hereof, all taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, shall be prorated between Seller and Purchaser as of the Closing Date. Seller and Purchaser will use their best efforts so that all providers of utility services to the applicable Property will determine and bill Purchaser for all costs incurred up to the Closing Date and will bill Purchaser for all costs incurred on and after the Closing Date.

(b)                                 Seller shall pay all real estate taxes and current installments of assessments, of whatever kind, accruing against the Property prior to the year in which the Closing occurs. All real estate taxes, sewer rents and taxes, current installments of assessments and charges, or any other governmental tax or charge, levied or assessed against the applicable Property for the year in which the Closing occurs (irrespective of when such taxes, assessments and charges are due and payable), including, without limitation, that year’s installment (both principal and interest) of any special assessments which are encumbrances permitted hereunder and which are due and payable in the year in which the Closing occurs, shall be prorated between Purchaser and Seller as of the Closing Date; provided, however, that any supplemental assessment of real property taxes attributable to the period prior to the Closing Date (except for any subsequent assessment for prior years due to change in land usage or ownership which shall be the responsibility of Purchaser) whether or not a lien has been assessed or a bill issued therefor on the Closing Date, shall remain Seller’s responsibility and liability. If the precise amount of taxes and assessments for the year in which the Closing occurs cannot be ascertained on the Closing Date, proration shall be computed on the basis of the taxes and assessments payable for the year preceding the year in which the Closing occurs, with readjustment to be made as soon as reasonably practicable after the actual assessed valuation and the actual rate are determined.

9.2                                       Closing Costs. Seller shall pay (a) all title examination fees and premiums for the Title Policy (including all endorsements) and extended coverage; (b) the cost of the Search Reports; (c) the cost of the Survey; (d) Seller’s legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered by Seller hereunder, including without limitation, the cost of performance by Seller of these obligations hereunder; (e) all other costs and expenses which are required to be paid by Seller pursuant to other provisions of this Agreement; (f) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein; and (g) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein. Purchaser shall pay (y) Purchaser’s legal, accounting and other professional fees and expenses and the cost of an opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Purchaser hereunder, including, without limitation, the cost of performance by Purchaser of its obligations hereunder; and (z) all other costs and expenses which are required to be paid by Purchaser pursuant to other provisions of this Agreement. If not otherwise specifically set forth herein, Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in the county where the Property is located.

9.3                               Commissions/Consultant’s Fees. Purchaser and Seller each hereby represent and warrant to the other that neither party has contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker’s, finder’s or other fees being due or payable to any party with respect to the transaction contemplated hereby, or being due and payable with respect to any subsequent sale, lease, purchase or other transaction with respect to all or any portion of the Property. Any party to this Agreement through whom a claim to any consultant’s, broker’s, finder’s or other fee is made, shall indemnify, defend and hold harmless the other party to this Agreement from any other loss, liability, damage, cost or expense, including, without limitation, reasonable attorney’s fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.

ARTICLE X.

DEFAULT AND REMEDIES

10.1                        Seller’s Default; Purchaser’s Remedies.

(a)                                 Seller’s Default. Seller shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Seller’s warranties or representations set forth herein or in the Loan Documents shall be untrue in any material respect when made or at any Closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement or the Loan Documents, which, in either of such events, is not cured by Seller within ten (10) days following receipt by Seller of written notice of default from Purchaser.

(b)                                 Purchaser’s Remedies. In the event Seller shall be deemed to be in default hereunder Purchaser may, at Purchaser’s sole option, do one or more of the following: (i) terminate this Agreement by written notice delivered to Seller on or before the Closing whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser; and/or (ii) enforce specific performance of this Agreement against Seller including Purchaser’s reasonable costs and attorneys’ fees and court costs in connection therewith; and/or (iii) exercise any other right or remedy Purchaser may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys’ fees and court costs incurred by Purchaser in connection herewith.

10.2                        Purchaser’s Default; Seller’s Remedies.

(a)                                 Purchaser’s Default. Purchaser shall be deemed to be in default hereunder upon the occurrence of one of the following events: (i) any of Purchaser’s warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Purchaser shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement.

(b)                                 Seller’s Remedies. In the event that Purchaser shall be deemed to be in default hereunder, Seller may terminate this Agreement and Purchaser shall deliver to Seller all Due Diligence Materials and other information provided to Purchaser by Seller or its agents, Thereafter, except as otherwise specifically set forth in this Agreement, neither Purchaser nor Seller shall have any further rights or obligations under this Agreement.

ARTICLE XI.

MISCELLANEOUS

11.1                        Survival. All of the representations, warranties, covenants, agreements and indemnities of Seller and Purchaser contained in this Agreement, shall survive each Closing for a period of three (3) years from the applicable Closing Date and shall not merge upon the acceptance of the Deed or the Assignment and Assumption Agreement by Purchaser.

11.2                        Right of Assignment. Neither this Agreement nor any interest herein may be assigned or transferred by either Party to any person, firm, corporation or other entity without the prior written consent of the other Party, which consent may be given or withheld in the sole discretion of such other Party.

11.3                        Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for Purchaser:	EPT SKI PROPERTIES, INC.
c/o EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
Phone: (816) 472-1700
Fax: (816) 472-5794
Attention: Gregory K. Silvers, General Counsel

With a copy to:	Stinson Morrison Hecker LLP
1201 Walnut Street, Suite 2600
Kansas City, Missouri 64106-2150
Telephone: (816) 691-3179
Facsimile:(816) 412-1239
Attention: Timothy Laycock, Esq.

If intended for Seller:	Peak Resorts, Inc.
17409 Hidden Valley Drive
Wildwood, Missouri 63025

With a copy to:	Helfrey, Simon & Jones, P.C.
120 South Central Avenue, Suite 1500
St. Louis, Missouri 63105
Telephone: (314) 725-9000
Facsimile: (314) 725-5754
Attention: David L. Jones, Esq.

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided. A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

11.4                        Entire Agreement; Modifications. This Agreement, together with the other documents, instruments and agreements heretofore or hereinafter entered into in connection with the transactions contemplated herein, embody and constitute the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

11.5                        Applicable Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI. The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Jackson County, Missouri, or the U.S. District Court for the Western District of Missouri, and, accordingly, consent thereto.

11.6                        Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

11.7                        Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

11.8                        Time is of the Essence. With respect to all provisions of this Agreement, time is of the essence. However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

11.9                        Waiver of Conditions. Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party. No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance. No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

11.10                 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, Seller and Purchaser shall keep the Due Diligence Materials and the contents thereof confidential and shall not disclose the contents thereof except to their respective attorneys, accountants, engineers, surveyors, financiers, bankers and other parties necessary for the consummation of the contemplated transactions and except to the extent any such disclosure is necessary in connection with the enforcement of the right of a Party hereunder.

11.11                 Attorneys’ Fees. If either Party obtains a judgment against the other party by reason of a breach of this Agreement, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment.

11.12                 Remedies Cumulative. Except as herein expressly set forth, no remedy conferred upon a Party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law, in equity or by statute.

11.13                 Terminology. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” “hereunder” and similar terms shall refer to this Agreement unless the context requires otherwise. Whenever the context so requires, the neuter gender includes the masculine and/or feminine gender, and the singular number includes the plural and vice versa.

11.14                 Estoppel. Each Party confirms and agrees that (a) it has read and understood all of the provisions of this Agreement; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Agreement; (c) it has negotiated with the other Party at arm’s length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.

11.15                 Joint Preparation. This Agreement (and all exhibits thereto) is deemed to have been jointly prepared by the Parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any Party, but shall be interpreted according to the application of the rules of interpretation for arm’s-length agreements.

11.16                 Counterparts. This Agreement may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought.

11.17                 Non-Assignable Agreement. Seller hereby covenants and agrees to use commercially reasonable efforts to obtain all necessary consents to the assignment of any of the Business Agreements, Warranties, Permits and Engineering Documents (for the purposes of this Section 11.7, the terms Business Agreements, Warranties, Permits and Engineering Documents shall include all agreements, documents and instruments included within such definitions, whether or not the same are assignable by Seller) as Purchaser and Seller shall mutually agree upon. If and to the extent that any of the Business Agreements, Warranties, Permits and Engineering Documents are not assignable without the consent or approval of a third party, and either (a) Purchaser does not request that Seller obtain such approval, or (b) Seller is unable to obtain such approval following Purchaser’s request that Seller obtain such consent or approval, then, in either of such cases, and subject to the Purchaser’s rights as hereinafter provided, Seller hereby agrees and acknowledges that it will, from and after Closing, own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser, and Seller will from time to time execute such documents as Purchaser shall reasonably require to evidence that Seller own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser. If Purchaser requests that Seller obtain any required third party consents for the assignment by Seller to Purchaser of any of the Business Agreements, Warranties, Permits and Engineering Documents, and Seller is unable to obtain such consent or approval, then Purchaser shall have the rights to determine that the Due Diligence Materials with respect to the Property in question are not acceptable to Purchaser, and to exercise Purchaser’s rights under Article VII hereof.

11.18                 Rule Against Perpetuities Savings Clause. Purchase and Seller intend that all of the rights, titles and interests granted hereunder to either party constitute current interests that are vested in the parties upon the Closing Date and the consummation of Closing. If and to the extent that any of the rights, title or interests granted hereunder, or in any document or instrument hereinafter entered into in connection with any matter referenced or described herein, are deemed to be or to constitute future estates or interests so as to be void or unenforceable in whole or in part as a result of the application of the rule against perpetuities, then, to the extent that there is no other rule of law, statute or judicial decision that would cause such rights to remain enforceable without regard to the provisions of this Section 11.18, then the Parties agree that all such rights, titles or interests that would otherwise be void or unenforceable in whole or in part as a result of the application of the rule against perpetuities, shall terminate as of that date which is twenty (20) years and three hundred sixty-four (364) days after the date of the later to occur of the last to die of the issue of the children of Gregory K. Silvers living as of the date of this Agreement.

11.19                 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER AGREEMENTS.

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[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

EXECUTED to be effective as of the Effective Date.

SELLER:

SYCAMORE LAKE, INC.,
an Ohio corporation

By:	/s/ Timothy D. Boyd
Its:	President

PEAK RESORTS, INC.,
a Missouri corporation

By:	/s/ Timothy D. Boyd
Its:	President

PURCHASER:

EPT SKI PROPERTIES, INC.,
a Delaware corporation

By:	/s/ Gregory K. Silvers
Its:	Vice President

EXHIBIT A

TO OPTION AGREEMENT

LEGAL DESCRIPTION OF THE PROPERTY

Alpine Valley

Situated in the Township of Munson, County of Geauga, State of Ohio, described as follows:

PARCEL 1:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LAND IN LOT NO. 4 CONVEYED TO RALPH AND BETTIE SCHEELE BY DEED RECORDED IN VOLUME 270, PAGE 206 OF GEAUGA COUNTY RECORDS OF DEEDS;

THENCE N. 21 DEG. 22 40’ W. 320.1 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID LAND; THENCE S. 68 DEG. 37’ 20” W. 202.0 FEET TO AN IRON PIPE AT THE NORTHWESTERLY CORNER OF SAID LAND; THENCE N. 21 DEG. 22’ 40” W. ALONG THE EASTERLY LINE OF LAND CONVEYED TO ERNEST AND MARGARET MILLER BY DEED RECORDED IN VOLUME 259, PAGE 100, 835.75 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID MILLER LAND;

THENCE N. 85 DEG. 59’ 00’ W. ALONG THE NORTHERLY LINE OF SAID LAND AND A PROLONGATION THEREOF, A TOTAL DISTANCE OF 891.4 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF LAND CONVEYED TO CONSTANCE SEDLON BY DEED RECORDED IN VOLUME 225, PAGE 457; THENCE N. 05 DEG. 11 00” E. ALONG THE EASTERLY BOUNDARY OF SAID LAND 564.3 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED TO EUGENE ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 581; THENCE S. 81 DEG. 23’ 00” E. ALONG THE SOUTHERLY LINE OF SAID ADAMS LAND AND THE SOUTHERLY LINE OF LAND CONVEYED TO ARTHUR ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 583, A TOTAL DISTANCE OF 819.3 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF SAID LAND OF ARTHUR ADAMS; THENCE N. 05 DEG. 22’ 40” E. ALONG THE EASTERLY LINE OF SAID LAND 950.0 FEET TO AN IRON PIPE IN THE NORTHERLY LINE OF TRACT NO. 3; THENCE EASTERLY ALONG SAID TRACT LINE ABOUT, 1155 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 3 OF CARROLL SUBDIVISION AS SHOWN ON PLAT RECORDED IN VOLUME 8, PAGE 48 OF GEAUGA COUNTY RECORDS OF PLATS; THENCE N. 88 DEG. 14’ 20” E. ALONG THE SOUTHERLY LINE OF SAID SUBLOT 385.64 FEET TO AN IRON PIPE THENCE ALONG A CURVE DEFLECTING TO THE RIGHT BY A RADIUS OF 1245.0 FEET FOR A DISTANCE OF 180.0 FEET TO AN IRON PIPE AT THE INTERSECTION OF THE WESTERLY MARGINS OF ALLEN DRIVE AND RAYMOND DRIVE, THE CHORD OF SAID COURSE BEING N. 03 DEG. 18’ 00” E. 179.85 FEET; THENCE S. 51 DEG. 58 20” E. ALONG THE SOUTHWESTERLY MARGIN OF ALLEN DRIVE 155.66 FEET; THENCE ALONG A CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 45.0 FEET FOR A DISTANCE OF 99.37 FEET TO AN IRON PIPE, THE

CHORD OF SAID COURSE BEING S. 64 DEG. 46’ 2” N. 80.38 FEET; THENCE ALONG A CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 1185.0 FEET FOR A DISTANCE OF 168.21 FEET TO AN IRON PIPE, THE CHORD OF SAID COURSE BEING S. 02 DEG. 33’ 48” E. 168.08 FEET; THENCE S. 06 DEG. 37’ 48” E. 200.0 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 2 OF SAID SUBDIVISION; THENCE S. 82 DEG. 48’ 45” E. 257.15 FEET TO AN IRON PIPE, AT THE NORTHWESTERLY CORNER OF SUBLOT NO. 1; THENCE ALONG THE BOUNDARY OF SUBLOT NO. 1; S 10 DEG. 02’ 05” W 365.69 FEET TO AN IRON PIPE S. 56 DEG. 14’ 10” E. 107.75 FEET TO AN IRON PIPE AND N. 48 DEG. 17’ 00” 3. 479.88 FEET TO THE CENTER LINE OF FOWLER’S MILL ROAD AT A POINT WHICH IS N. 06 DEG. 15’ 00” 3. 35.69 FEET FROM AN IRON PIN AT THE INTERSECTION OF THE CENTERLINES OF FOWLER’S MILL ROAD AND ALLEN DRIVE; THENCE S.06 DEG. 15’ 00” W. ALONG THE CENTER LINE OF FOWLERS MILL ROAD 47.79 FEET TO THE NORTHEASTERLY CORNER OF LAND CONVEYED TO FLORENCE I. MCGEOUGH BY DEED RECORDED IN VOLUME 229, PAGE 195; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY BOUNDARY OF SAID LAND ABOUT 673 FEET TO THE MOST WESTERLY CORNER THEREOF; THENCE EASTERLY ALONG THE SOUTHERLY BOUNDARY OF SAID LAND ABOUT 65 FEET TO THE NORTHWESTERLY CORNER OF LAND CONVEYED TO ELEANORE AND EDMUND CHRISTIAN BY DEED RECORDED IN VOLUME 213, PAGE 220; THENCE SOUTHERLY ALONG THE WESTERLY BOUNDARY OF SAID CHRISTIAN LAND AND LAND (SECOND PARCEL) CONVEYED TO PEARL FREEMAN BY DEED RECORDED IN VOLUME 246, PAGE 313 TO THE SOUTHWESTERLY CORNER OF SAID FREEMAN LAND; THENCE ALONG THE BOUNDARY OF LAND CONVEYED TO ADOLPH AND MARVIN SPEYER BY DEED RECORDED IN VOLUME 311, PAGE 369; S. 77 DEG. 46’ 00” W. 228.1 FEET, S. 54 DEG. 36’ 00” W. 199.3 FEET, AND S. 05 DEG. 58’ 00” E. 257.5 FEET TO THE CENTER LINE OF MAYFIELD ROAD AND THROUGH AN IRON PIPE 31.80 FEET THEREFROM; THENCE S. 64 DEG. 41’ 00” W. ALONG THE CENTER LINE OF MAYFIELD ROAD TO THE PLACE OF BEGINNING, CONTAINING 99.39 ACRES, AS APPEARS BY THE RECORDS OF GEAUGA COUNTY.

PARCEL 2:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND KNOWN AS BEING PART OF LOT NO. 35, TRACT NO. 3 OF SAID TOWNSHIP AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTERLINE OF SHERMAN ROAD AT A POINT WHICH IS SOUTH 85° 26’ 00” EAST 800.00 FEET FROM THE NORTHEASTERLY CORNER OF LANDS CONVEYED TO MARY L. MERKLE BY DEED RECORDED IN VOLUME 242, PAGE 627 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 03° 40’ 45” WEST ABOUT 1857.26 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 21 AND THE PRINCIPAL PLACE OF BEGINNING; THENCE SOUTH 86° 35’ 20” EAST A DISTANCE OF 223.00 FEET TO AN IRON PIPE FOUND; THENCE SOUTH 03° 12’ 24” WEST A DISTANCE OF 951.01 FEET TO AN IRON PIPE FOUND;

THENCE NORTH 83° 29’ 26” WEST A DISTANCE OF 819.61 FEET TO AN IRON PIPE FOUND; THENCE NORTH 03° 30’ 58” EAST A DISTANCE OF 698.44 FEET TO AN IRON

PIPE FOUND AT THE SOUTHEAST CORNER OF LANDS CONVEYED TO L. & F. NOWJACK BY DEED RECORDED IN VOLUME 246, PAGE 123 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE NORTH 02° 52’ 22” EAST A DISTANCE OF 207.91 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 35;

THENCE SOUTH 86° 37’ 39” EAST A DISTANCE OF 592.60 FEET TO THE PRINCIPAL PLACE OF BEGINNING AND CONTAINS 17.40 ACRES OF LAND ACCORDING TO THE SURVEY OF WILLARD F. SCHADE JR., REGISTERED SURVEYOR, S-6008, IN THE AUGUST 1978. BEARINGS REFER TO AN ASSUMED MERIDIAN AND ARE USED TO DESCRIBE ANGLES ONLY.

PARCEL 3:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO: AND BEING A PART OF ORIGINAL LOT NOS. 4 AND 35, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE CENTER LINE OF THE CLEVELAND-MEADVILLE (MAYFIELD) ROAD, SO CALLED, AND AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED OCTOBER 21ST, 1931, TO HAROLD A. CARROLL BY DEED RECORDED AT VOLUME 189, PAGE 80 OF GEAUGA COUNTY RECORDS OF DEEDS. THENCE SOUTH 64 DEG. 41 MIN. WEST, ALONG THE SAID ROAD CENTER LINE A DISTANCE OF 220.0 FEET. THENCE NORTH 21 DEG. 22 MIN. 40 SEC. WEST, A DISTANCE OF 1288.8 FEET TO A SOUTHERLY LINE OF LANDS (PARCEL NO. 5) CONVEYED OCTOBER 21ST, 1931, TO J. RAYMOND CARROLL ET AL BY AFFIDAVIT OF TRANSFER RECORDED AT VOLUME 189, PAGE 79 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 85 DEG. 59 MIN. EAST, ALONG THE SAID CARROLL LINE, A DISTANCE OF 242.95 FEET TO AN IRON PIPE AT AN ANGLE THEREIN; THENCE SOUTH 21 DEG. 22 MIN. 40 SEC. EAST, ALONG A SOUTHWESTERLY LINE OF THE CARROLLS LANDS, AND THE AFORENOTED HAROLD A. CARROLL LANDS, A TOTAL DISTANCE OF 1169.5 FEET TO THE PLACE OF BEGINNING, AND THRU AN IRON PIPE 30.05 FEET THEREFROM, CONTAINING 6.19 ACRES.

EXCEPTING AND RESERVING THE FOLLOWING DESCRIBED PROPERTY:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND BEING PART OF ORIGINAL LOT NO. 4, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LANDS CONVEYED TO CHARLES A. AND HILDA BURRIS BY DEED RECORDED IN VOLUME 374, PAGE 75 OF THE GEAGUA COUNTY RECORDS OF DEEDS; THENCE N. 21° 22’ 40” W. ALONG THE EASTERLY LINE OF SAID BURRIS 435.6 FEET; THENCE N. 64° 41’ E. 185 FEET; THENCE S. 21° 22’ 40” E. 435.6 FEET TO THE CENTER LINE OF MAYFIELD ROAD; THENCE S. 64° 41’ W. ALONG SAID CENTER LINE 185 FEET TO THE POINT OF BEGINNING, CONTAINING 1.85 ACRES.

EXHIBIT B

TO OPTION AGREEMENT

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that as of this            day of            , 20     (the “Effective Date”), SYCAMORE LAKE, INC., an Ohio corporation and PEAK RESORTS, INC., a Missouri corporation (hereinafter, jointly and severally, “Grantor” or “Seller” as the context requires), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by EPT SKI PROPERTIES, INC., a Delaware corporation (“Grantee” or “Purchaser”), do by these presents severally GRANT, SELL, ASSIGN, TRANSFER, CONVEY, and DELIVER unto the said Purchaser all of their respective right, title and interest in and to the following described property, rights, and interests (such property, rights and interests being hereinafter collectively referred to as “Personal Property”), located on or about that certain land described on Schedule 1, and attached hereto and incorporated herein for all purposes, or the buildings, improvements, structures and fixtures thereon (such land, buildings, improvements, structures and fixtures being hereinafter collectively referred to as the “Real Property”), or used in connection with the operation thereof:

1.                                      All permits, leases, contract rights, rights as lender under loan agreements or mortgagee under mortgages, easements, covenants, restrictions or other agreements or instruments affecting all of a portion of the Real Property, water rights and reservations, rights to use the name applicable to the Real Property, zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; but excluding the general corporate trademarks, trade names, service marks, logos or insignia or the books and records of Seller, Seller’s accounts receivable, Seller’s cash and cash equivalents, stocks, bonds, promissory notes, franchises, accounts receivable and Seller’s business and operating licenses for the facilities on the Property.

2.                                      All warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, including all warranties and guaranties of the Improvements and Personal Property by general contractors, subcontractors, suppliers and manufacturers which Seller now holds or under which Seller are the beneficiary, to the extent the same are assignable by Seller.

3.                                      All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect’s reports or certificates, feasibility studies appraisals, and other similar plans and studies in the possession or control of Seller that relate to the Real Property or the Personal Property, to the extent same are transferable by Seller.

4.                                      All items of tangible personal property described on Schedule 2, attached hereto and incorporated herein for all purposes, or equal or better replacements therefor now or on the Closing Date owned by Seller.

TO HAVE AND TO HOLD the Personal Property so transferred above unto the said Purchaser, its successors and assigns, forever, and Seller do hereby bind themselves and their successors to warrant and forever defend, all and singular, title to the said Personal Property unto the said Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Seller hereby warrants, represents, covenants and agrees with Purchaser, subject to the time limits and other limits set forth in the Option Agreement, dated November 19, 2012 by and between Seller and Purchaser as follows:

1.                                      That Seller is the owner of the Personal Property set forth herein, which Personal Property is free and clear of any and all liens, security interest, or other encumbrances except the Permitted Exceptions (as defined in the Agreement), and this sale and assignment is made and accepted expressly subject to the Permitted Exceptions; and

2.                                      That Seller shall indemnify and hold harmless Purchaser for, from and against any and all liability, loss, damage, cost or expense, including reasonable attorney’s fees, which Purchaser may suffer or incur by reason of any act or cause of action occurring or accruing prior to the Effective Date and arising out of, or in connection with the ownership and/or operation of the Real Property or the Personal Property, except for (a) any obligations expressly assumed under the Agreement by the Purchaser; and (b) any liability, loss damage, cost or other expense arising out of the actions or omissions of the Purchaser.

The agreements, covenants, warranties and representations herein set forth shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

Seller and Purchaser agree that all personal property hereby transferred shall be transferred as is and where is without warranty of merchantability or fitness for any particular purpose.

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[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed by its duly authorized officers effective as of date aforesaid.

SELLER:

SYCAMORE LAKE, INC.,
an Ohio corporation

By:
Its:

PEAK RESORTS, INC.,
a Missouri corporation

By:
Its:

PURCHASER:

EPT SKI PROPERTIES, INC.,
a Delaware corporation

By:
Its:

SCHEDULE 1

TO BILL OF SALE

LEGAL DESCRIPTION

Situated in the Township of Munson, County of Geauga, State of Ohio, described as follows:

PARCEL 1:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LAND IN LOT NO. 4 CONVEYED TO RALPH AND BETTIE SCHEELE BY DEED RECORDED IN VOLUME 270, PAGE 206 OF GEAUGA COUNTY RECORDS OF DEEDS;

THENCE N. 21 DEG 22 40’ W. 320.1 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID LAND; THENCE S. 68 DEG. 37’ 20” W. 202.0 FEET TO AN IRON PIPE AT THE NORTHWESTERLY CORNER OF SAID LAND; THENCE N. 21 DEG. 22’ 40” W. ALONG THE EASTERLY LINE OF LAND CONVEYED TO ERNEST AND MARGARET MILLER BY DEED RECORDED IN VOLUME 259, PAGE 100, 835.75 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID MILLER LAND;

THENCE N. 85 DEG. 59’ 00’ W. ALONG THE NORTHERLY LINE OF SAID LAND AND A PROLONGATION THEREOF, A TOTAL DISTANCE OF 891.4 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF LAND CONVEYED TO CONSTANCE SEDLON BY DEED RECORDED IN VOLUME 225, PAGE 457; THENCE N. 05 DEG. 11 00” E. ALONG THE EASTERLY BOUNDARY OF SAID LAND 564.3 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED TO EUGENE ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 581; THENCE S. 81 DEG. 23’ 00” E. ALONG THE SOUTHERLY LINE OF SAID ADAMS LAND AND THE SOUTHERLY LINE OF LAND CONVEYED TO ARTHUR ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 583, A TOTAL DISTANCE OF 819.3 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF SAID LAND OF ARTHUR ADAMS; THENCE N. 05 DEG. 22’ 40” E. ALONG THE EASTERLY LINE OF SAID LAND 950.0 FEET TO AN IRON PIPE IN THE NORTHERLY LINE OF TRACT NO. 3; THENCE EASTERLY ALONG SAID TRACT LINE ABOUT 1155 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 3 OF CARROLL SUBDIVISION AS SHOWN ON PLAT RECORDED IN VOLUME 8, PAGE 48 OF GEAUGA COUNTY RECORDS OF PLATS; THENCE N. 88 DEG. 14’ 20” E. ALONG THE SOUTHERLY LINE OF SAID SUBLOT 385.64 FEET TO AN IRON PIPE THENCE ALONG A CURVE DEFLECTING TO THE RIGHT BY A RADIUS OF 1245.0 FEET FOR A DISTANCE OF 180.0 FEET TO AN IRON PIPE AT THE INTERSECTION OF THE WESTERLY MARGINS OF ALLEN DRIVE AND RAYMOND DRIVE, THE CHORD OF SAID COURSE BEING N. 03 DEG. 18’ 00” E. 179.85 FEET; THENCE S. 51 DEG. 58 20” E. ALONG THE SOUTHWESTERLY MARGIN OF ALLEN DRIVE 155.66 FEET; THENCE ALONG A CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 45.0 FEET FOR A DISTANCE OF 99377 FEET TO AN IRON PIPE, THE CHORD OF SAID COURSE BEING S. 64 DEG. 46’ 2” N. 80.38 FEET; THENCE ALONG A CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 1185.0 FEET FOR A DISTANCE

1-1

OF 168.21 FEET TO AN IRON PIPE, THE CHORD OF SAID COURSE BEING S. 02 DEG. 33’ 48” E. 168.08 FEET; THENCE S. 06 DEG. 37’ 48” E. 200.0 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 2 OF SAID SUBDIVISION; THENCE S. 82 DEG. 48’ 45” E. 257.15 FEET TO AN IRON PIPE, AT THE NORTHWESTERLY CORNER OF SUBLOT NO. 1; THENCE ALONG THE BOUNDARY OF SUBLOT NO. 1; S 10 DEG. 02’ 05” W. 365.69 FEET TO AN IRON PIPE S. 56 DEG. 14’ 10” E. 107.75 FEET TO AN IRON PIPE AND N. 48 DEG. 17’ 00” 3. 479.88 FEET TO THE CENTER LINE OF FOWLER’S MILL ROAD AT A POINT WHICH IS N. 06 DEG. 15’ 00” 3. 35.69 FEET FROM AN IRON PIN AT THE INTERSECTION OF THE CENTERLINES OF FOWLER’S MILL ROAD AND ALLEN DRIVE; THENCE S. 06 DEG. 15’ 00” W. ALONG THE CENTER LINE OF FOWLERS MILL ROAD 47.79 FEET TO THE NORTHEASTERLY CORNER OF LAND CONVEYED TO FLORENCE I. MCGEOUGH BY DEED RECORDED IN VOLUME 229, PAGE 195; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY BOUNDARY OF SAID LAND ABOUT 673 FEET TO THE MOST WESTERLY CORNER THEREOF; THENCE EASTERLY ALONG THE SOUTHERLY BOUNDARY OF SAID LAND ABOUT 65 FEET TO THE NORTHWESTERLY CORNER OF LAND CONVEYED TO ELEANORE AND EDMUND CHRISTIAN BY DEED RECORDED IN VOLUME 213, PAGE 220; THENCE SOUTHERLY ALONG THE WESTERLY BOUNDARY OF SAID CHRISTIAN LAND AND LAND (SECOND PARCEL) CONVEYED TO PEARL FREEMAN BY DEED RECORDED IN VOLUME 246, PAGE 313 TO THE SOUTHWESTERLY CORNER OF SAID FREEMAN LAND; THENCE ALONG THE BOUNDARY OF LAND CONVEYED TO ADOLPH AND MARVIN SPEYER BY DEED RECORDED IN VOLUME 311, PAGE 369; S. 77 DEG. 46’ 00” W. 228.1 FEET, S. 54 DEG. 36’ 00” W. 199.3 FEET, AND S. 05 DEG. 58’ 00” E. 25755 FEET TO THE CENTER LINE OF MAYFIELD ROAD AND THROUGH AN IRON PIPE 31.80 FEET THEREFROM; THENCE S. 64 DEG. 41’ 00” W. ALONG THE CENTER LINE OF MAYFIELD ROAD TO THE PLACE OF BEGINNING, CONTAINING 99.39 ACRES AS APPEARS BY THE RECORDS OF GEAUGA COUNTY.

PARCEL 2:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND KNOWN AS BEING PART OF LOT NO. 35, TRACT NO. 3 OF SAID TOWNSHIP AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTERLINE OF SHERMAN ROAD AT A POINT WHICH IS SOUTH 85° 26’ 00” EAST 800.00 FEET FROM THE NORTHEASTERLY CORNER OF LANDS CONVEYED TO MARY L. MERKLE BY DEED RECORDED IN VOLUME 242, PAGE 627 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 03° 40’ 45” WEST ABOUT 1857.26 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 21 AND THE PRINCIPAL PLACE OF BEGINNING; THENCE SOUTH 86° 35’ 20” EAST A DISTANCE OF 223.00 FEET TO AN IRON PIPE FOUND; THENCE SOUTH 03° 12’ 24” WEST A DISTANCE OF 951.01 FEET TO AN IRON PIPE FOUND;

THENCE NORTH 83° 29’ 26” WEST A DISTANCE OF 819.61 FEET TO AN IRON PIPE FOUND; THENCE NORTH 03° 30’ 58” EAST A DISTANCE OF 698.44 FEET TO AN IRON PIPE FOUND AT THE SOUTHEAST CORNER OF LANDS CONVEYED TO L. & F. NOWJACK BY DEED RECORDED IN VOLUME 246, PAGE 123 OF GEAUGA COUNTY

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RECORDS OF DEEDS; THENCE NORTH 02° 52’ 22” EAST A DISTANCE OF 207.91 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 35;

THENCE SOUTH 86° 37’ 39” EAST A DISTANCE OF 592.60 FEET TO THE PRINCIPAL PLACE OF BEGINNING AND CONTAINS 17.40 ACRES OF LAND ACCORDING TO THE SURVEY OF WILLARD F. SCHADE JR., REGISTERED SURVEYOR, S-6008, IN THE AUGUST 1978. BEARINGS REFER TO AN ASSUMED MERIDIAN AND ARE USED TO DESCRIBE ANGLES ONLY.

PARCEL 3:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO: AND BEING A PART OF ORIGINAL LOT NOS. 4 AND 35, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE CENTER LINE OF THE CLEVELAND-MEADVILLE (MAYFIELD) ROAD, SO CALLED, AND AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED OCTOBER 21ST, 1931, TO HAROLD A. CARROLL BY DEED RECORDED AT VOLUME 189, PAGE 80 OF GEAUGA COUNTY RECORDS OF DEEDS. THENCE SOUTH 64 DEG. 41 MIN. WEST ALONG THE SAID ROAD CENTER LINE A DISTANCE OF 220.0 FEET. THENCE NORTH 21 DEG. 22 MIN. 40 SEC. WEST, A DISTANCE OF 1288.8 FEET TO A SOUTHERLY TINE OF LANDS (PARCEL NO. 5) CONVEYED OCTOBER 21ST, 1931, TO J RAYMOND CARROLL ET AL BY AFFIDAVIT OF TRANSFER RECORDED AT VOLUME 189, PAGE 79 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 85 DEG. 59 MIN. EAST ALONG THE SAID CARROLL LINE, A DISTANCE OF 242.95 FEET TO AN IRON PIPE AT AN ANGLE THEREIN; THENCE SOUTH 21 DEG. 22 MIN. 40 SEC. EAST ALONG A SOUTHWESTERLY LINE OF THE CARROLLS LANDS, AND THE AFORENOTED HAROLD A. CARROLL LANDS, A TOTAL DISTANCE OF 1169.5 FEET TO THE PLACE OF BEGINNING, AND THRU AN IRON PIPE 30.05 FEET THEREFROM, CONTAINING 6.19 ACRES.

EXCEPTING AND RESERVING THE FOLLOWING DESCRIBED PROPERTY:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND BEING PART OF ORIGINAL LOT NO. 4, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LANDS CONVEYED TO CHARLES A. AND HILDA BURRIS BY DEED RECORDED IN VOLUME 374, PAGE 75 OF THE GEAGUA COUNTY RECORDS OF DEEDS; THENCE N. 21° 22’ 40” W. ALONG THE EASTERLY LINE OF SAID BURRIS 435.6 FEET; THENCE N. 64° 41’ E. 185 FEET; THENCE S. 21° 22’ 40” E. 435.6 FEET TO THE CENTER LINE OF MAYFIELD ROAD; THENCE S. 64° 41’ W. ALONG SAID CENTER LINE 185 FEET TO THE POINT OF BEGINNING, CONTAINING 1.85 ACRES.

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SCHEDULE 2

TO BILL OF SALE

ITEMS OF PERSONAL PROPERTY

[Insert applicable items of Personal Property]

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EXHIBIT C

TO OPTION AGREEMENT

CERTIFICATE OF NON-FOREIGN STATUS

STATE OF	)
	)	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	)

BEFORE ME, the undersigned authority, on this day personally appeared          (“Affiant”),          of SYCAMORE LAKE INC., an Ohio corporation and PEAK RESORTS, INC., a Missouri corporation (together, “Seller”) who after being duly sworn, upon his oath did depose and state under penalty of perjury that for purposes of Section 1445 of the Internal Revenue Code of 1986 as amended, in connection with the sale, transfer and conveyance of that certain property located and particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the “Property”), and in order to inform EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”), that withholding of tax is not required upon the disposition of the Property by Seller:

(a)                                 that Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations);

(b)                                 that Seller’s United States taxpayer identification number is          ;

(c)                                  that Seller’s mailing address is: 17409 Hidden Valley Drive, Wildwood, MO 63025; and

(d)                                 that Seller and Affiant understand that this Affidavit may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury Affiant declares that he has examined this Affidavit, that to the best of his knowledge and belief it is true, correct and complete, and that Affiant has the authority to sign this Affidavit on behalf of Seller.

PEAK RESORTS, INC.,
a Missouri corporation

By:
Its:

C-1

EXHIBIT D

TO OPTION AGREEMENT

CLOSING CERTIFICATE

SYCAMORE LAKE, INC., an Ohio corporation, and PEAK RESORTS, INC., a Missouri corporation (jointly and severally, “Seller”) hereby certifies that the representations and warranties contained in that that certain Option Agreement (the “Agreement”), dated as of November , 2012, by and between EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”), and Seller, which representations and warranties are incorporated herein as though set out in full herein, are true and correct in all material respects as of the Closing Date, as if made on and as of the Closing Date shall survive the consummation of the purchase and sale transaction as contemplated by and for the time period provided in the Agreement, and shall not be deemed to merge upon the acceptance of the deed by Purchaser delivered in connection with the consummation of such purchase and sale transaction.

Capitalized terms not otherwise defined herein shall have those meanings as set forth in the Agreement.

This certificate is given to Purchaser with the realization and understanding that all matters referenced above are material to the decision of Purchaser to close said sale and purchase on the Closing Date and Purchaser is acting in reliance thereon.

Dated this              day of                   , 20      .

SYCAMORE LAKE, INC.,
an Ohio corporation

By:
Its:

PEAK RESORTS, INC.,
a Missouri corporation

By:
Its:

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EXHIBIT E

TO OPTION AGREEMENT

FORM OF SURVEYOR’S CERTIFICATE

To:	EPT SKI PROPERTIES, INC., a Delaware corporation
[TITLE COMPANY]

This is to certify that this map or plat and the survey on which it is based were made (1) in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 2005, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11, 13, 14 and 15 of Table A thereof, and (ii) pursuant to Accuracy Standards for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA ACSM and NSPS in 2005.